Exhibit 99.1

XOMA Reports Second Quarter 2017 Financial Results

Executing new corporate strategy leveraging extensive portfolio of partnered programs

Earned $10 million milestone payment from a pharmaceutical partner

Reduced combined R&D and G&A expenses 56% year-over-year

Current cash balance sufficient to fund operations through August 2018

Berkeley, Calif., August 8, 2017 – XOMA Corporation (Nasdaq:XOMA), a pioneer in the discovery and development of therapeutic antibodies, today announced its second quarter 2017 financial results and recent business highlights.

“We made significant progress executing our new strategy to create long-term value for shareholders in the second quarter,” stated Jim Neal, Chief Executive Officer of XOMA. “In addition to earning a $10 million milestone payment from one of our pharmaceutical partners, we continued to pursue out-licensing opportunities for our unpartnered programs and to produce valuable clinical evidence in support of those assets. We also focused on decreasing our cost infrastructure as we set the stage for a future positive cash flow environment. With our extensive portfolio of partner-funded programs, lean cost structure and strengthened balance sheet, we are positioning ourselves to deliver profitable growth in the years ahead.”

Recent Business Highlights

XOMA made important progress positioning the Company for long-term growth and improving its financial health, including:

•	Executing a new strategy that leverages XOMA’s extensive portfolio of partnered programs and licensed technologies that has the potential to generate substantial future milestone and royalty proceeds for the Company.

•	Earning a $10 million milestone payment in May 2017 that was received in July 2017, reflecting the clinical advancement of an asset the Company licensed to one of its pharmaceutical partners. Similar to this program, XOMA has more than 20 additional clinical and preclinical programs that are fully funded by partners across the biotech and pharmaceutical landscape and that are expected to add to the growth in milestone payments and royalty revenue streams over time.

•	Pursuing strategic partner discussions with multiple companies regarding out-licensing certain of XOMA’s unpartnered programs. Recent developments in certain antibody target-related clinical trials have led to an increase in the interest in some of XOMA’s portfolio assets.

•	Continuing implementation of the Company’s previously announced aggressive cost reductions by decreasing headcount to fewer than 20 employees as of June 30, 2017.

•	Establishing a tentative agreement with Servier to extend payment terms on the Company’s €12.0 million debt arrangement.

Financial Results

XOMA recorded total revenues of $10.9 million for the second quarter of 2017, compared to $0.4 million for the second quarter of 2016. The increase in revenues for the second quarter of 2017 was due primarily to a $10 million milestone payment earned under the Company’s license agreement with one of its pharmaceutical partners. This milestone payment was received in July 2017.

Research and development (R&D) expenses were $2.9 million for the second quarter of 2017, compared to $13.7 million for the second quarter of 2016. The decrease in R&D expenses for the second quarter of 2017 was due primarily to a $3.8 million reduction in salaries and related expenses, a $3.6 million decrease in external manufacturing activities, a $1.6 million reduction in clinical trial costs, and a $1.0 million decrease in the allocation of facilities and information technology costs. The significant reduction in R&D spending year-over-year is a result of the execution of the Company’s new corporate strategy of leveraging its extensive portfolio of partnered programs and licensed technologies.

General and administrative (G&A) expenses were $5.2 million for the second quarter of 2017, compared to $4.8 million for the second quarter of 2016. G&A expenses for the three months ended June 30, 2017, included increases of $1.0 million in the allocation of facilities and information technology costs due to a greater proportion of general and administrative personnel after the Company’s restructuring activities, $0.3 million in legal, accounting and tax services and $0.2 million in consulting services, partially offset by a $0.8 million decrease in salaries and other personnel costs related to the reduction in headcount from its restructuring activities. G&A salaries and related expenses included $1.6 million of non-cash stock compensation expense.

Restructuring charges were $1.5 million for the second quarter of 2017. These charges related primarily to severance, other termination benefits and outplacement services associated with the Company’s restructuring activities in 2016 and the first half of 2017.

Net income for the second quarter of 2017 was $0.3 million, compared to net loss of $15.2 million for the second quarter of 2016. The Company recorded non-cash charges of $0.9 million for unrealized foreign exchange losses primarily related to the Company’s €12.0 million loan from Servier in the second quarter of 2017.

On June 30, 2017, XOMA had cash and cash equivalents of $12.5 million and $10 million included in accounts receivable from a milestone earned in May 2017 from one of its licensees, which was received in July 2017. The Company ended December 31, 2016, with cash and cash equivalents of $25.7 million. The Company’s current cash and cash equivalents are expected to be sufficient to fund its operations through August 2018.

About XOMA Corporation

XOMA has an extensive portfolio of products, programs, and technologies that are the subject of licenses the Company has in place with other biotech and pharmaceutical companies. Many of these licenses are the result of the Company’s pioneering efforts in the discovery and development of antibody therapeutics. There are more than 20 such programs that are fully funded by partners and could produce milestone payments and royalty payments in the future. For more information, visit www.xoma.com.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934,

including statements regarding: the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time; the significant unmet therapeutic need for certain rare medical conditions associated with hyperinsulinism; XOMA’s intent to license X213 and X358; and statements that otherwise relate to future periods. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Investor contact:

Luke Heagle

Pure Communications

+1 910-726-1372

lheagle@purecommunications.com

Media contact:

Colin Sanford

Pure Communications

+1 415-946-1094

csanford@purecommunications.com

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
License and collaborative fees	$10,775	$275	$10,925	$2,766
Contract and other	115	168	225	1,639

Total revenues	10,890	443	11,150	4,405

Operating expenses:
Research and development	2,916	13,703	6,908	27,313
General and administrative	5,203	4,779	10,370	9,084
Restructuring	1,460	(21)	3,480	15

Total operating expenses	9,579	18,461	20,758	36,412

Income (loss) from operations	1,311	(18,018)	(9,608)	(32,007)
Other income (expense):
Interest expense	(297)	(1,007)	(906)	(2,009)
Other income (expense), net	(729)	602	600	296
Revaluation of contingent warrant liabilities	—	3,263	—	10,195
Loss on extinguishment of debt	—	—	(515)	—

Net income (loss)	$285	$(15,160)	$(10,429)	$(23,525)

Basic and diluted net income (loss) available to common stockholders	$172	$(15,160)	$(16,032)	$(23,525)

Basic net income (loss) per share available to common stockholders	$0.02	$(2.52)	$(2.21)	$(3.92)

Diluted net income (loss) per share available to common stockholders	$0.02	$(2.52)	$(2.21)	$(3.92)

Weighted average shares used in computing basic net income (loss) per share available to common stockholders	7,588	6,022	7,240	6,000

Weighted average shares used in computing diluted net income (loss) per share available to common stockholders	7,643	6,022	7,240	6,000

Other comprehensive income (loss):
Net income (loss)	$285	$(15,160)	$(10,429)	$(23,525)
Net unrealized loss on marketable securities	—	(12)	—	(54)

Total comprehensive income (loss)	$285	$(15,172)	$(10,429)	$(23,579)

XOMA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,465	$25,742
Trade and other receivables, net	10,631	566
Prepaid expenses and other current assets	334	852

Total current assets	23,430	27,160
Property and equipment, net	234	1,036
Other assets	481	481

Total assets	$24,145	$28,677

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,512	$5,689
Accrued and other liabilities	2,062	4,215
Accrued restructuring costs	1,020	3,594
Deferred revenue – current	1,425	899
Interest bearing obligations – current	13,539	17,855
Accrued interest on interest bearing obligations – current	125	254

Total current liabilities	21,683	32,506
Deferred revenue – non-current	17,255	18,000
Interest bearing obligations – non-current	14,322	25,312
Other liabilities – non-current	—	69

Total liabilities	53,260	75,887

Stockholders’ deficit:
Preferred stock, $0.05 par value, 1,000,000 shares authorized, 5,003 and 0 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 7,593,230 and 6,114,145 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	57	46
Additional paid-in capital	1,174,912	1,146,357
Accumulated deficit	(1,204,084)	(1,193,613)

Total stockholders’ deficit	(29,115)	(47,210)

Total liabilities and stockholders’ deficit	$24,145	$28,677